UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2021

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

delaware	001-39717	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 East Colorado Blvd., Suite 180

Pasadena, California 91101

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LIXT	The Nasdaq Stock Market LLC
Warrant to Purchase Common Stock	LIXTW	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

At-the-Market Sales Agreement

On September 20, 2021, Lixte Biotechnology Holdings, Inc. (“we,” “our” or the “Company”) entered into an at-the-market sales agreement (the “Sales Agreement”) with WestPark Capital, Inc. (the “Agent”) pursuant to which we may offer and sell from time to time through the Agent, acting as agent, shares of our common stock, $0.0001 par value per share, having an aggregate offering price of up to $10,000,000, subject to the terms and conditions of the Agreement. The issuance and sale, if any, of shares of common stock through the Agent under the Sales Agreement will be will be made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-252430) (the “Registration Statement”) filed with the Securities and Exchange Commission, or “SEC,” on January 26, 2021, and declared effective on February 5, 2021, and are described in detail in the related base prospectus, dated February 5, 2021 and prospectus supplement, dated September 20, 2021, included as part of our Registration Statement.

Under the sales agreement, the Agent may sell shares of our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including, but not limited to, sales made directly on the Nasdaq Capital Market, on any other existing trading market for our common stock or to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. The Agent has agreed in the sales agreement to use its commercially reasonable efforts consistent with its respective normal trading and sales practices to sell shares in accordance with our instructions (including any price, time or size limit or other customary parameters or conditions we may impose). Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company. The Company is not obligated to make any sales of common stock under the Sales Agreement and the Company cannot provide any assurances that it will issue any shares pursuant to the Sales Agreement.

We have agreed to pay the Agent a commission rate of 2.5% of the gross sales price per share of any of our shares of common stock sold through the Agent under the sales agreement, and have provided the Agent with customary indemnification and contribution rights. In addition, we have agreed to reimburse certain legal expenses and filing fees incurred by the Agent in connection with the offering pursuant to the Sales Agreement, including fees and expenses of the Agent’s legal counsel not to exceed $50,000, plus certain ongoing disbursements of its legal counsel up to $1,250 per calendar quarter.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earliest of (i) the sale of the maximum dollar amount of shares of common stock subject to the Sales Agreement, (ii) the termination of the Sales Agreement by us or the Agent, and (iii) the expiration of the shelf registration statement on Form S-3 (File No. 333-252430) on the third anniversary of the initial effective date of such registration statement.

A copy of the Sales Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference. The description of the Agreement is qualified in its entirety by reference to Exhibit 10.1 to this Report.

This Report, including the exhibits filed herewith, is not an offer to sell or the solicitation of an offer to buy the shares or any other securities of the Company, nor shall there by any offer, solicitation or sale of the shares or any other securities of the Company in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

A copy of the opinion of TroyGould PC relating to the legality of the shares is filed as Exhibit 5.1 to this Report and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

We are filing as part of this Report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2021	LIXTE BIOTECHNOLOGY HOLDINGS, INC.

	By:	/s/ JOHN S. KOVACH
John S. Kovach, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of TroyGould PC
10.1	Sales Agreement dated as of September 20, 2021 between Lixte Biotechnology Holdings, Inc. and WestPark Capital, Inc.
23.1	Consent of TroyGould PC (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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